Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-237131 on Form S-3 of our report dated March 12, 2020, relating to the financial statements of Homology Medicines, Inc. appearing in the Annual Report on Form 10-K of Homology Medicines, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Deloitte & Touche LLP

Boston, Massachusetts

March 11, 2021